EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002, 18 U.S.C. §1350

The undersigned, the Chief Executive Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:
a)the Form 10-Q of the Company for the period ended September 27, 2024, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stuart J. B. Bradie
Stuart J. B. Bradie
Chief Executive Officer
Date: October 23, 2024